CERTIFICATE

Natixis Cash Management Trust

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust III

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Hansberger International Series

Gateway Trust

(the “Trusts”)

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 27, 2009:

VOTED:	that the blanket bond issued by National Union Fire Insurance Company providing fidelity bond protection of $38,000,000 for the series of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and the Hansberger International Series (the “Trusts”) is hereby renewed and approved as being reasonable in form and amount, and that the Trusts’ participation in the bond with the other named insureds is hereby approved for the period December 15, 2008 to December 15, 2009.

AEW Real Estate Fund	$241
ASG Global Alternatives Fund	116
CGM Advisor Targeted Equity Fund	2,635
Delafield Select Fund Gateway Fund	30 14,294
Hansberger International Fund	239
Harris Associates Focused Value Fund	125
Harris Associates Large Cap Value Fund	312
Natixis Cash Management Trust - Money Market Series	859
Natixis Income Diversified Portfolio	180
Natixis U.S. Diversified Portfolio	858
Loomis Sayles Core Plus Bond Fund	552
Vaughan Nelson Small Cap Value Fund	678
Vaughan Nelson Value Opportunity Fund	3
Loomis Sayles Bond Fund	33,604
Loomis Sayles Fixed Income Fund	1,571
Loomis Sayles Global Bond Fund	5,563
Loomis Sayles Global Markets Fund	646
Loomis Sayles Growth Fund	546
Loomis Sayles High Income Fund	130
Loomis Sayles High Income Opportunities Fund	147
Loomis Sayles Inflation Protected Securities Fund	42
Loomis Sayles Institutional High Income Fund	575
Loomis Sayles Intermediate Duration Fixed Income Fund	76
Loomis Sayles International Bond Fund	51

Loomis Sayles Investment Grade Bond Fund	12,885
Loomis Sayles Investment Grade Fixed Income Fund	753
Loomis Sayles Limited Term Government and Agency Fund	622
Loomis Sayles Mid Cap Growth Fund	267
Loomis Sayles Research Fund	65
Loomis Sayles Securitized Asset Fund	1,512
Loomis Sayles Small Cap Growth Fund	257
Loomis Sayles Small Cap Value Fund	2,205
Loomis Sayles Strategic Income Fund	24,140
Loomis Sayles Value Fund	1,014
HIS- Emerging Markets Fund	123
HIS- International Core Fund	191
HIS- International Value Fund	1,628
HIS- International Growth Fund	481

TOTAL	$110,216

/s/ Paula Gilligan
Paula Gilligan
Assistant Secretary